                                                                    EXHIBIT 20.4

                 ARCADIA AUTOMOBILE RECEIVABLES TRUST 1999 - C

                         MONTHLY SERVICER'S CERTIFICATE



  Accounting Date:                                         June 30, 2000
                                           ------------------------------
  Determination Date:                                       July 7, 2000
                                           ------------------------------
  Distribution Date:                                       July 15, 2000
                                           ------------------------------
  Monthly Period Ending:                                   June 30, 2000
                                           ------------------------------



This Certificate is delivered pursuant to Section 3.9 of the Sale and Servicing Agreement, dated as of September 1, 1999, among Arcadia Automobile Receivables Trust, 1999-C (the "Trust"), Arcadia Receivables Finance Corp., as seller, Arcadia Financial Ltd., in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as Backup Servicer (the "Sale and Servicing Agreement"). Terms used and not otherwise defined herein have the meaning assigned them in the Sale and Servicing Agreement.

Arcadia Financial Ltd., as Servicer under the Sale and Servicing Agreement, hereby certifies that the following information is true and correct for the Distribution Date and the Monthly Period set forth above.



I.Collection Account Summary

  Available Funds:
                  Payments Received                                              $12,536,136.61
                  Additional Payments from Servicer                                       $0.00
                  Liquidation Proceeds (excluding Purchase Amounts)               $1,374,017.32
                  Current Monthly Advances                                          $169,023.35
                  Amount of withdrawal, if any, from the Spread Account                   $0.00
                  Monthly Advance Recoveries                                       ($160,995.57)
                  Purchase Amounts-Warranty and Administrative Receivables                $0.00
                  Prefunding Account                                                      $0.00
                  Income from investment of funds in Trust Accounts                  $76,771.04
                                                                                ----------------
  Total Available Funds                                                                                     $13,994,952.75
                                                                                                           ================

  Amounts Payable on Distribution Date:
                  Note Prepayment                                                         $0.00
                  Backup Servicer Fee                                                     $0.00
                  Basic Servicing Fee                                               $372,474.17
                  Trustee and other fees                                                  $0.00
                  Class A-1 Interest Distributable Amount                           $510,471.02
                  Class A-2 Interest Distributable Amount                           $625,348.09
                  Class A-3 Interest Distributable Amount                           $904,851.49
                  Noteholders' Principal Distributable Amount                     $9,970,113.22
                  Amounts owing and not paid to Security Insurer under
                               Insurance Agreement                                        $0.00
                  Prepayment Premium                                                      $0.00
                  Spread Account Deposit                                          $1,611,694.76
                                                                                ----------------
  Total Amounts Payable on Distribution Date                                                                $13,994,952.75
                                                                                                           ================


                              Page 1 (1999-C)

II.  Available  Funds

     Collected Funds (see V)
                            Payments Received                                                   $12,536,136.61
                            Liquidation Proceeds (excluding Purchase Amounts)                    $1,374,017.32    $13,910,153.93
                                                                                              -----------------

     Purchase Amounts                                                                                                      $0.00

     Monthly Advances
                            Monthly Advances - current Monthly Period (net)                          $8,027.78
                            Monthly Advances - Outstanding Monthly Advances
                               not otherwise reimbursed to the Servicer                                  $0.00         $8,027.78
                                                                                              -----------------

     Income from investment of funds in Trust Accounts                                                                $76,771.04
                                                                                                                 ----------------

     Available Funds                                                                                              $13,994,952.75
                                                                                                                 ================

III. Amounts Payable on Distribution Date

         (i)(a)   Taxes due and unpaid with respect to the Trust
                  (not otherwise paid by OFL or the Servicer)                                                              $0.00

         (i)(b)   Outstanding Monthly Advances (not otherwise reimbursed
                  to Servicer and to be reimbursed on the Distribution Date)                                               $0.00

         (i)(c)   Insurance Add-On Amounts (not otherwise reimbursed to Servicer)                                          $0.00

          (ii)    Accrued and unpaid fees (not otherwise paid by OFL or the Servicer):
                            Owner Trustee                                                                $0.00
                            Administrator                                                                $0.00
                            Indenture Trustee                                                            $0.00
                            Indenture Collateral Agent                                                   $0.00
                            Lockbox Bank                                                                 $0.00
                            Custodian                                                                    $0.00
                            Backup Servicer                                                              $0.00
                            Collateral Agent                                                             $0.00             $0.00
                                                                                              -----------------

        (iii)(a)  Basic Servicing Fee (not otherwise paid to Servicer)                                               $372,474.17

        (iii)(b)  Supplemental Servicing Fees (not otherwise paid to Servicer)                                             $0.00

        (iii)(c)  Servicer reimbursements for mistaken deposits or postings of checks
                  returned for insufficient funds (not otherwise reimbursed to Servicer)                                   $0.00

          (iv)    Class A-1 Interest Distributable Amount                                                            $510,471.02
                  Class A-2 Interest Distributable Amount                                                            $625,348.09
                  Class A-3 Interest Distributable Amount                                                            $904,851.49

           (v)    Noteholders' Principal Distributable Amount
                            Payable to Class A-1 Noteholders                                                       $9,970,113.22
                            Payable to Class A-2 Noteholders                                                               $0.00
                            Payable to Class A-3 Noteholders                                                               $0.00
                            Payable to Class A-4 Noteholders                                                               $0.00
                            Payable to Class A-5 Noteholders                                                               $0.00

          (vii)   Unpaid principal balance of the Class A-1 Notes after
                  deposit to the Note Distribution Account of any funds
                  in the Class A-1 Holdback Subaccount (applies only on
                  the Class A-1 Final Scheduled Distribution Date)                                                         $0.00

          (ix)    Amounts owing and not paid to Security Insurer under Insurance Agreement                                 $0.00
                                                                                                                 ----------------

                  Total amounts payable on Distribution Date                                                      $12,383,257.99
                                                                                                                 ================


                                 Page 2 (1999-C)

IV. Calculation of Credit Enhancement Fee ("Spread Account Deposit"); withdrawal from
    Reserve Account; Deficiency Claim Amount; Pre-Funding Account Shortfall and
    Class A-1 Maturity Shortfall

    Spread Account deposit:

        Amount of excess, if any, of Available Funds
           over total amounts payable (or amount of such
           excess up to the Spread Account Maximum Amount)                                                          $1,611,694.76

    Reserve Account Withdrawal on any Determination Date:

        Amount of excess, if any, of total amounts payable over Available Funds
           (excluding amounts payable under item (vii) of Section III)                                                      $0.00

        Amount available for withdrawal from the Reserve Account (excluding the
           Class A-1 Holdback Subaccount), equal to the difference between the amount on deposit in the Reserve Account and the Requisite Reserve
           Amount (amount on deposit in the Reserve Account calculated taking into account any withdrawals from or deposits to the Reserve Account
           in respect of transfers of Subsequent Receivables)                                                               $0.00

        (The amount of excess of the total amounts payable
        (excluding amounts payable under item (vii) of Section III) payable over Available Funds shall be withdrawn by the Indenture Trustee from the Reserve
        Account (excluding the Class A-1 Holdback
        Subaccount) to the extent of the funds available for withdrawal from in the Reserve Account, and deposited in the Collection Account.)

        Amount of withdrawal, if any, from the Reserve Account                                                              $0.00

    Reserve Account Withdrawal on Determination Date for Class A-1 Final Scheduled Distribution Date:

        Amount by which (a) the remaining principal balance of the Class A-1 Notes
        exceeds (b) Available Funds after payment of amounts set forth in item (v) of Section III                           $0.00

        Amount available in the Class A-1 Holdback Subaccount                                                               $0.00

        (The amount by which the remaining principal balance of the Class A-1 Notes exceeds Available Funds
        (after payment of amount set forth in item (v) of Section III) shall be withdrawn by the Indenture
        Trustee from the Class A-1 Holdback Subaccount, to the extent of funds available for withdrawal from the Class A-1 Holdback Subaccount, and deposited in the Note Distribution Account for payment to the Class A-1 Noteholders)

        Amount of withdrawal, if any, from the Class A-1 Holdback Subaccount                                                $0.00

    Deficiency Claim Amount:

        Amount of excess, if any, of total amounts payable over funds available for withdrawal
        from Reserve Amount, the Class A-1 Holdback Subaccount and Available Funds                                          $0.00

        (on the Class A-1 Final Scheduled Distribution Date, total amounts payable will not include the remaining principal balance of the Class A-1 Notes after giving effect to payments made under items (v) and (vii) of Section III and pursuant to a withdrawal from the Class A-1 Holdback Subaccount)

    Pre-Funding Account Shortfall:

        Amount of excess, if any, on the Distribution Date on or immediately following the end of the Funding Period, of (a) the sum of the Class A-1
        Prepayment Amount, the Class A-2 Prepayment Amount, and the Class A-3
        Prepayment Amount over (b) the amount on deposit in the Pre-Funding
        Account                                                                                                             $0.00

    Class A-1 Maturity Shortfall:

        Amount of excess, if any, on the Class A-1 Final
        Scheduled Distribution Date, of (a) the unpaid
        principal balance of the Class A-1 Notes over (b) the
        sum of the amounts deposited in the Note Distribution
        Account under item (v) and (vii) of Section III or
        pursuant to a withdrawal from the Class A-1 Holdback Subaccount.                                                    $0.00

    (In the event a Deficiency Claim Amount, Pre-Funding Account Shortfall or Class A-1 Maturity Shortfall exists, the Trustee shall deliver a Deficiency Notice to the Collateral Agent, the Security Insurer, the
    Fiscal Agent, if any, the Owner Trustee and the Servicer specifying the Deficiency Claim Amount, the Pre-Funding Account Shortfall or the Class
    A-1 Maturity Shortfall.)



                            Page 3 (1999-C)

  V. Collected Funds

    Payments Received:
         Supplemental Servicing Fees                                                       $0.00
         Amount allocable to interest                                              $4,993,378.69
         Amount allocable to principal                                             $7,542,757.92
         Amount allocable to Insurance Add-On Amounts                                      $0.00
         Amount allocable to Outstanding Monthly Advances (reimbursed to the
            Servicer prior to deposit in the Collection Account)                           $0.00
                                                                                   --------------

    Total Payments Received                                                                                       $12,536,136.61

    Liquidation Proceeds:
         Gross amount realized with respect to Liquidated Receivables              $1,396,184.26

         Less: (i) reasonable expenses incurred by Servicer
            in connection with the collection of such Liquidated
            Receivables and the repossession and disposition
            of the related Financed Vehicles and (ii) amounts
            required to be refunded to Obligors on such Liquidated Receivables       ($22,166.94)
                                                                                   --------------

    Net Liquidation Proceeds                                                                                       $1,374,017.32

    Allocation of Liquidation Proceeds:
         Supplemental Servicing Fees                                                       $0.00
         Amount allocable to interest                                                      $0.00
         Amount allocable to principal                                                     $0.00
         Amount allocable to Insurance Add-On Amounts                                      $0.00
         Amount allocable to Outstanding Monthly Advances (reimbursed to the
            Servicer prior to deposit in the Collection Account)                           $0.00                           $0.00
                                                                                   --------------                ----------------

    Total Collected Funds                                                                                         $13,910,153.93
                                                                                                                 ================

 VI. Purchase Amounts Deposited in Collection Account

    Purchase Amounts - Warranty Receivables                                                                                $0.00
         Amount allocable to interest                                                      $0.00
         Amount allocable to principal                                                     $0.00
         Amount allocable to Outstanding Monthly Advances (reimbursed to the
            Servicer prior to deposit in the Collection Account)                           $0.00

    Purchase Amounts - Administrative Receivables                                                                          $0.00
         Amount allocable to interest                                                      $0.00
         Amount allocable to principal                                                     $0.00
         Amount allocable to Outstanding Monthly Advances (reimbursed to the
            Servicer prior to deposit in the Collection Account)                           $0.00
                                                                                   --------------

    Total Purchase Amounts                                                                                                 $0.00
                                                                                                                 ================

VII. Reimbursement of Outstanding Monthly Advances

    Outstanding Monthly Advances                                                                                     $293,963.59

    Outstanding Monthly Advances reimbursed to the Servicer prior to deposit in the Collection Account from:
         Payments received from Obligors                                            ($160,995.57)
         Liquidation Proceeds                                                              $0.00
         Purchase Amounts - Warranty Receivables                                           $0.00
         Purchase Amounts - Administrative Receivables                                     $0.00
                                                                                   --------------

    Outstanding Monthly Advances to be netted against Monthly
       Advances for the current Monthly Period                                                                      ($160,995.57)

    Outstanding Monthly Advances to be reimbursed out of
       Available Funds on the Distribution Date                                                                     ($160,995.57)

    Remaining Outstanding Monthly Advances                                                                           $132,968.02

    Monthly Advances - current Monthly Period                                                                        $169,023.35
                                                                                                                 ----------------

    Outstanding Monthly Advances - immediately following the Distribution Date                                       $301,991.37
                                                                                                                 ================


                            Page 4 (1999-C)

 VIII.   Calculation of Interest and Principal Payments

A.  Calculation of Principal Distribution Amount

         Payments received allocable to principal                                                                  $7,542,757.92
         Aggregate of Principal Balances as of the Accounting Date of all
            Receivables that became Liquidated Receivables
            during the Monthly Period                                                                              $2,427,355.30
         Purchase Amounts - Warranty Receivables allocable to principal                                                    $0.00
         Purchase Amounts - Administrative Receivables allocable to principal                                              $0.00
         Amounts withdrawn from the Pre-Funding Account                                                                    $0.00
         Cram Down Losses                                                                                                  $0.00
                                                                                                                  ---------------

         Principal Distribution Amount                                                                             $9,970,113.22
                                                                                                                  ===============

B.  Calculation of Class A-1 Interest Distributable Amount

         Class A-1 Monthly Interest Distributable Amount:

         Outstanding principal balance of the Class A-1 Notes (as of the immediately preceding Distribution Date after distributions
            of principal to Class A-1 Noteholders on such Distribution Date)                   $98,010,436.19

         Multiplied by the Class A-1 Interest Rate                                                     6.2500%

         Multiplied by 1/12 or in the case of the first Distribution Date, by 23/360               0.08333333        $510,471.02
                                                                                             -----------------

         Plus any unpaid Class A-1 Interest Carryover Shortfall                                                               --
                                                                                                                  ---------------

         Class A-1 Interest Distributable Amount                                                                     $510,471.02
                                                                                                                  ===============

C.  Calculation of Class A-2 Interest Distributable Amount

         Class A-2 Monthly Interest Distributable Amount:

         Outstanding principal balance of the Class A-2 Notes (as of the immediately preceding Distribution Date after distributions
            of principal to Class A-2 Noteholders on such Distribution Date)                  $108,756,188.82

         Multiplied by the Class A-2 Interest Rate                                                      6.900%

         Multiplied by 1/12 or in the case of the first Distribution Date, by 23/360               0.08333333        $625,348.09
                                                                                             -----------------

         Plus any unpaid Class A-2 Interest Carryover Shortfall                                                               --
                                                                                                                  ---------------

         Class A-2 Interest Distributable Amount                                                                     $625,348.09
                                                                                                                  ===============

D.  Calculation of Class A-3 Interest Distributable Amount

         Class A-3 Monthly Interest Distributable Amount:

         Outstanding principal balance of the Class A-3 Notes (as of the immediately preceding Distribution Date after distributions
            of principal to Class A-3 Noteholders on such Distribution Date)                  $150,808,581.83

         Multiplied by the Class A-3 Interest Rate                                                      7.200%

         Multiplied by 1/12 or in the case of the first Distribution Date, by 23/360               0.08333333        $904,851.49
                                                                                             -----------------

         Plus any unpaid Class A-3 Interest Carryover Shortfall                                                            $0.00
                                                                                                                    --------------

         Class A-3 Interest Distributable Amount                                                                     $904,851.49
                                                                                                                    =============

                                 Page 5 (1999-C)

G.  Calculation of Noteholders' Interest Distributable Amount

         Class A-1 Interest Distributable Amount                                         $510,471.02
         Class A-2 Interest Distributable Amount                                         $625,348.09
         Class A-3 Interest Distributable Amount                                         $904,851.49

         Noteholders' Interest Distributable Amount                                                                $2,040,670.60
                                                                                                                  ===============

H.  Calculation of Noteholders' Principal Distributable Amount:

         Noteholders' Monthly Principal Distributable Amount:

         Principal Distribution Amount                                                 $9,970,113.22

         Multiplied by Noteholders' Percentage ((i) for each Distribution Date before the principal balance of the Class A-1 Notes is reduced to zero, 100%, (ii) for the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% until the principal balance of the Class A-1 Notes is reduced to zero and with respect to any remaining portion of the Principal Distribution
            Amount, the initial principal balance of the Class A-2 Notes over the Aggregate Principal Balance (plus any funds remaining on deposit in the Pre-Funding Account) as of the Accounting Date for the
            preceding Distribution Date minus that portion of the Principal
            Distribution Amount applied to retire the Class A-1 Notes and (iii)
            for each Distribution Date thereafter, outstanding principal balance of the Class A-2 Notes on the Determination Date over the Aggregate
            Principal Balance (plus any funds remaining on deposit in the
            Pre-Funding Account) as of the Accounting Date for the preceding
            Distribution Date)                                                                100.00%              $9,970,113.22
                                                                                      ---------------


         Unpaid Noteholders' Principal Carryover Shortfall                                                                 $0.00
                                                                                                                  ---------------

         Noteholders' Principal Distributable Amount                                                               $9,970,113.22
                                                                                                                  ===============

I.  Application of Noteholders' Principal Distribution Amount:

         Amount of Noteholders' Principal Distributable Amount payable to Class
         A-1 Notes (equal to entire Noteholders' Principal Distributable Amount
         until the principal balance of the Class A-1 Notes is reduced to zero)                                    $9,970,113.22
                                                                                                                  ===============

         Amount of Noteholders' Principal Distributable Amount payable to Class
         A-2 Notes (no portion of the Noteholders' Principal Distributable
         Amount is payable to the Class A-2 Notes until the principal balance of the Class A-1 Notes has been reduced to zero; thereafter, equal to the
         entire Noteholders' Principal Distributable Amount)                                                               $0.00
                                                                                                                  ===============

  IX.    Pre-Funding Account

         A.  Withdrawals from Pre-Funding Account:

         Amount on deposit in the Pre-Funding Account as of the preceding
            Distribution Date or, in the case of the first Distribution Date, as of the Closing Date
                                                                                                                           $0.00

         Less: withdrawals from the Pre-Funding Account in respect of transfers of Subsequent Receivables to the Trust occurring on a Subsequent
            Transfer Date (an amount equal to (a) $0 (the aggregate Principal
            Balance of Subsequent Receivables transferred to the Trust) plus (b)
            $0 (an amount equal to $0 multiplied by (A) one less (B)((i) the Pre-Funded Amount after giving effect to transfer of Subsequent
            Receivables over (ii) $0))

         Less: any amounts remaining on deposit in the Pre-Funding Account in the case of the December 1999 Distribution Date or in the case the amount on deposit in the Pre-Funding Account has been Pre-Funding
           Account has been reduced to $100,000 or less as of the Distribution
           Date (see B below)
                                                                                                                           $0.00
                                                                                                                  ---------------






         Amount remaining on deposit in the Pre-Funding Account after
            Distribution Date
                                                                                               $0.00
                                                                                      ---------------
                                                                                                                           $0.00
                                                                                                                  ===============

                                 Page 6 (1999-C)

   B. Distributions to Noteholders from certain withdrawals from the Pre-Funding Account:

   Amount withdrawn from the Pre-Funding Account as a result of the
      Pre-Funded Amount not being reduced to zero on the Distribution Date on or immediately preceding the end of the Funding Period or the
      Pre-Funded Amount being reduced to $100,000 or less on any
      Distribution Date                                                                                             $0.00

   Class A-1 Prepayment Amount (equal to the Class A-1 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes of the Pre-Funded Amount as of the
      Distribution Date)                                                                                            $0.00

   Class A-2 Prepayment Amount (equal to the Class A-2 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes of the Pre-Funded Amount as of the
      Distribution Date)                                                                                            $0.00

   Class A-3 Prepayment Amount (equal to the Class A-3 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes of the Pre-Funded Amount as of the
      Distribution Date)                                                                                            $0.00

   C. Prepayment Premiums:

   Class A-1 Prepayment Premium                                                                                     $0.00
   Class A-2 Prepayment Premium                                                                                     $0.00
   Class A-3 Prepayment Premium                                                                                     $0.00

X.   Reserve Account

     Requisite Reserve Amount:

     Portion of Requisite Reserve Amount calculated with respect to Class
        A-1 Notes, Class A-2 Notes, Class A-3 Notes.

     Product of (x) weighted average of the Class A-1, A-2, and A-3, Interest Rate
     (based on outstanding Class A-1, A-2, and A-3, principal balance), divided by 360             0.0000%
     (y) (the Pre-Funded Amount on such Distribution Date)                                           0.00
     (z) (the number of days until the December 1999 Distribution Date))                                0
                                                                                                                       -
     Less the product of (x) 2.5% divided by 360,                                                    2.50%
     (y) the Pre-Funded Amount on such Distribution Date and,                                        0.00
     (z) the number of days until the December 1999 Distribution Date                                   0           $0.00
                                                                                                                ----------


     Requisite Reserve Amount                                                                                       $0.00
                                                                                                                ==========

     Amount on deposit in the Reserve Account (other than the Class A-1
        Holdback Subaccount) as of the preceding Distribution Date or, in
        the case of the first Distribution Date, as of the Closing Date                                             $0.00

     Plus the excess, if any, of the Requisite Reserve Amount over amount on deposit in the Reserve Account (other than the Class A-1 Holdback
        Subaccount) (which excess is to be deposited by the Indenture
        Trustee in the Reserve Account from amounts withdrawn from the
        Pre-Funding Account in respect of transfers of Subsequent Receivables)                                      $0.00

     Less: the excess, if any, of the amount on deposit in the Reserve
        Account (other than the Class A-1 Holdback Subaccount) over the
        Requisite Reserve Amount (and amount withdrawn from the Reserve
        Account to cover the excess, if any, of total amounts payable over
        Available Funds, which excess is to be transferred by the Indenture
        Trustee from amounts withdrawn from the Pre-Funding Account in
        respect of transfers of Subsequent Receivables)                                                             $0.00

     Less: withdrawals from the Reserve Account (other than the Class A-1 Holdback Subaccount)
        to cover the excess, if any, of total amount payable over Available Funds (see IV above)                    $0.00
                                                                                                                ----------

     Amount remaining on deposit in the Reserve Account (other than the Class A-1 Holdback
        Subaccount) after the Distribution Date                                                                     $0.00
                                                                                                                ==========

                           Page 7 (1999-C)

 XI.    Class A-1 Holdback Subaccount:

        Class A-1 Holdback Amount:

        Class A-1 Holdback Amount as of preceding Distribution Date or the
          Closing Date, as applicable,                                                                                     $0.00

        Plus deposit to the Class A-1 Holdback Subaccount (equal to 2.5% of the amount, if any, by which $0 (the Target Original Pool Balance set forth in the Sale and Servicing Agreement) is greater than $0 (the
           Original Pool Balance after giving effect to the transfer of
           Subsequent Receivables on the Distribution Date or on a Subsequent
           Transfer Date preceding the Distribution Date))                                                                     0

        Less withdrawal, if any, of amount from the Class A-1 Holdback Subaccount to cover
           a Class A-1 Maturity Shortfall (see IV above)                                                                   $0.00

        Less withdrawal, if any, of amount remaining in the Class A-1 Holdback
           Subaccount on the Class A-1 Final Scheduled Maturity Date after giving effect to any payment out of the Class A-1 Holdback
           Subaccount to cover a Class A-1 Maturity Shortfall (amount of
           withdrawal to be released by the Indenture Trustee)                                                             $0.00
                                                                                                                -----------------

        Class A-1 Holdback Subaccount immediately following the Distribution Date                                          $0.00
                                                                                                                =================

 XII.  Calculation of Servicing Fees

       Aggregate Principal Balance as of the first day of the Monthly Period  $357,575,206.84
       Multiplied by Basic Servicing Fee Rate                                            1.25%
       Multiplied by months per year                                               0.08333333
                                                                             -----------------

       Basic Servicing Fee                                                                     $372,474.17

       Less: Backup Servicer Fees                                                                    $0.00

       Supplemental Servicing Fees                                                                   $0.00
                                                                                               ------------

       Total of Basic Servicing Fees and Supplemental Servicing Fees                                                 $372,474.17
                                                                                                                =================

XIII.  Information for Preparation of Statements to Noteholders

           a.   Aggregate principal balance of the Notes as of first day of Monthly Period
                                        Class A-1 Notes                                                           $98,010,436.19
                                        Class A-2 Notes                                                          $108,756,188.82
                                        Class A-3 Notes                                                          $150,808,581.83

           b.   Amount distributed to Noteholders allocable to principal
                                        Class A-1 Notes                                                            $9,970,113.22
                                        Class A-2 Notes                                                                    $0.00
                                        Class A-3 Notes                                                                    $0.00

           c.   Aggregate principal balance of the Notes (after giving effect to distributions on the Distribution Date) Including Item j (Prepayments)
                                        Class A-1 Notes                                                           $88,040,322.97
                                        Class A-2 Notes                                                          $108,756,188.82
                                        Class A-3 Notes                                                          $150,808,581.83

           d.   Interest distributed to Noteholders (not including Prepayment Premium)
                                        Class A-1 Notes                                                              $510,471.02
                                        Class A-2 Notes                                                              $625,348.09
                                        Class A-3 Notes                                                              $904,851.49

           e.    1. Class A-1 Interest Carryover Shortfall, if any
                    (and change in amount from preceding statement)                                                        $0.00
                 2. Class A-2 Interest Carryover Shortfall, if any
                    (and change in amount from preceding statement)                                                        $0.00
                 3. Class A-3 Interest Carryover Shortfall, if any
                    (and change in amount from preceding statement)                                                        $0.00

           f.   Amount distributed payable out of amounts withdrawn from or pursuant to:
                1. Reserve Account                                                                   $0.00
                2. Spread Account Class A-1 Holdback Subaccount                                      $0.00
                3. Claim on the Note Policy                                                          $0.00

           g.   Remaining Pre-Funded Amount                                                                                $0.00

           h.   Remaining Reserve Amount                                                                                   $0.00


                             Page 8 (1999-C)

              i. Amount on deposit on Class A-1 Holdback Subaccount                                                         $0.00

              j. Prepayment amounts
                              Class A-1 Prepayment Amount                                                                   $0.00
                              Class A-2 Prepayment Amount                                                                   $0.00
                              Class A-3 Prepayment Amount                                                                   $0.00

              k.  Prepayment Premiums
                              Class A-1 Prepayment Premium                                                                  $0.00
                              Class A-2 Prepayment Premium                                                                  $0.00
                              Class A-3 Prepayment Premium                                                                  $0.00

              l. Total of Basic Servicing Fee, Supplemental Servicing Fees and other fees, if any,
                    paid by the Trustee on behalf of the Trust                                                        $372,474.17

              m. Note Pool Factors (after giving effect to distributions on the
                    Distribution Date)
                             Class A-1 Notes                                                                           0.36380299
                             Class A-2 Notes                                                                           0.72504126
                             Class A-3 Notes                                                                           0.72504126


 XVI.   Pool Balance and Aggregate Principal Balance

                Original Pool Balance at beginning of Monthly Period                                              $438,524,038.29
                Subsequent Receivables                                                                                          -
                                                                                                                 -----------------
                Original Pool Balance at end of Monthly Period                                                    $438,524,038.29
                                                                                                                 =================

                Aggregate Principal Balance as of preceding Accounting Date                                       $357,575,206.84
                Aggregate Principal Balance as of current Accounting Date                                         $347,605,093.62


      Monthly Period Liquidated Receivables                                             Monthly Period Administrative Receivables

                                 Loan #            Amount                                           Loan #                 Amount
                                 ------            ------                                           ------                 ------
                   see attached listing        $2,427,355.30                          see attached listing                     --
                                                       $0.00                                                                $0.00
                                                       $0.00                                                                $0.00
                                               --------------                                                               ------
                                               $2,427,355.30                                                                $0.00
                                               ==============                                                               ======

XVIII.  Delinquency Ratio

        Sum of Principal Balances (as of the
         Accounting Date) of all Receivables
         delinquent more than 30 days with
         respect to all or any portion of a
         Scheduled Payment as of the Accounting
         Date                                                                               $12,753,288.18

        Aggregate Principal Balance as of the
        Accounting Date                                                                    $347,605,093.62
                                                                                           ---------------
        Delinquency Ratio
                                                                                                                       3.66890141%
                                                                                                                      ============

IN WITNESS WHEREOF, I, Cheryl K. Debaro, a Responsible Officer of Arcadia Financial Ltd., have executed this Certificate as of the date set forth above.

                       ARCADIA FINANCIAL LTD.

                       By:    ------------------------------------

                       Name:  Cheryl K. Debaro
                              ------------------------------------
                       Title: Vice President/Securitization
                              ------------------------------------

                                Page 9 (1999-C)

                  ARCADIA AUTOMOBILE RECEIVABLES TRUST 1999 - C

                             PERFORMANCE INFORMATION

                   FOR THE MONTHLY PERIOD ENDING JUNE 30, 2000


 I. ORIGINAL PRINCIPAL BALANCE OF THE SECURITIZATION                          $600,000,000

                    AGE OF POOL (IN MONTHS)                                             10

II. Delinquency Ratio

    Sum of Principal Balances (as of the Accounting Date) of all
       Receivables delinquent more than 30 days with respect to all or any
       portion of a Scheduled Payment as of the Accounting Date                               $12,753,288.18

    Aggregate Principal Balance as of the Accounting Date                                    $347,605,093.62
                                                                                             ----------------

    Delinquency Ratio                                                                                                   3.66890141%
                                                                                                                   ================


III. Average Delinquency Ratio

    Delinquency ratio - current Determination Date                                                3.66890141%

    Delinquency ratio - preceding Determination Date                                              3.33391894%

    Delinquency ratio - second preceding Determination Date                                       3.68825082%
                                                                                             ----------------


    Average Delinquency Ratio                                                                                           3.56369039%
                                                                                                                  =================


IV. Default Rate

    Cumulative balance of defaults as of the preceding Accounting Date                                              $15,174,217.19

               Add:    Sum of Principal Balances (as of the Accounting
                       Date) of Receivables that became Liquidated
                       Receivables during the Monthly Period or that became
                       Purchased Receivables during Monthly Period (if
                       delinquent more than 30 days with respect to any
                       portion of a Scheduled Payment at time of purchase)                                           $2,427,355.30
                                                                                                                  -----------------

    Cumulative balance of defaults as of the current Accounting Date                                                $17,601,572.49

                    Sum of Principal Balances (as of the Accounting Date)
                       of 90+ day delinquencies                                                $2,168,470.49

                                 Percentage of 90+ day delinquencies applied to defaults              100.00%        $2,168,470.49
                                                                                             ----------------      ----------------

    Cumulative balance of defaults and 90+ day delinquencies as of the current
       Accounting Date                                                                                              $19,770,042.98
                                                                                                                   ================


 V. Cumulative Default Rate as a % of Original Principal Balance (plus 90+ day delinquencies)

    Cumulative Default Rate - current Determination Date                                           3.2950072%

    Cumulative Default Rate - preceding Determination Date                                         2.9110967%

    Cumulative Default Rate - second preceding Determination Date                                  2.5410504%

                            Page 1 (1999-C)

 VI.  Net Loss Rate

      Cumulative net losses as of the preceding Accounting Date                                                    $6,674,699.80

        Add: Aggregate of Principal Balances as of the Accounting
             Date (plus accrued and unpaid interest theron to the
             end of the Monthly Period) of all Receivables that
             became Liquidated Receivables or that became
             Purchased Receivables and that were delinquent more
             than 30 days with respect to any portion of a
             Scheduled Payment as of the Accounting Date                                   $2,427,355.30
                                                                                        -----------------

             Liquidation Proceeds received by the Trust                                   ($1,374,017.32)          $1,053,337.98
                                                                                        -----------------         ---------------

      Cumulative net losses as of the current Accounting Date                                                      $7,728,037.78

             Sum of Principal Balances (as of the Accounting Date)
                of 90+ day delinquencies                                                   $2,168,470.49

                     Percentage of 90+ day delinquencies applied to losses                         50.00%          $1,084,235.25
                                                                                        -----------------         ---------------

      Cumulative net losses and 90+ day delinquencies as of the current Accounting Date                            $8,812,273.03
                                                                                                                  ===============




 VII. Cumulative Net Loss Rate as a % of Original Principal Balance (plus 90+ day delinquencies)

      Cumulative Net Loss Rate - current Determination Date                                                            1.4687122%

      Cumulative Net Loss Rate - preceding Determination Date                                                          1.3034802%

      Cumulative Net Loss Rate - second preceding Determination Date                                                   1.1515011%

VIII. Classic/Premier Loan Detail
                                                                 Classic                    Premier                  Total
                                                                 -------                    -------                  -----
      Aggregate Loan Balance, Beginning                       $250,328,851.25            $107,246,355.59         $357,575,206.84
        Subsequent deliveries of Receivables                                                                                0.00
        Prepayments                                            (1,785,286.91)              (1,136,611.41)          (2,921,898.32)
        Normal loan payments                                   (2,994,891.57)              (1,625,968.03)          (4,620,859.60)
        Liquidated Receivables                                 (1,760,957.86)                (666,397.44)          (2,427,355.30)
        Administrative and Warranty Receivables                                                                             0.00
                                                            ------------------          -----------------       -----------------
      Aggregate Loan Balance, Ending                          $243,787,714.91            $103,817,378.71         $347,605,093.62
                                                            ==================          =================       =================

      Delinquencies                                            $10,662,641.31              $2,090,646.87          $12,753,288.18
      Recoveries                                                  $974,803.73                $399,213.59           $1,374,017.32
      Net Losses                                                  $786,154.13                $267,183.85           $1,053,337.98

VIII. Other Information Provided to FSA

            A. Credit Enhancement Fee information:

               Aggregate Principal Balance as of the Accounting Date                     $347,605,093.62
               Multiplied by:  Credit Enhancement Fee  (31.5 bp's) * (30/360)                     0.0263%
                                                                                        -----------------
                            Amount due for current period                                                             $91,246.34
                                                                                                                 ================


            B. Dollar amount of loans that prepaid during the Monthly Period                                       $2,921,898.32
                                                                                                                 ================

               Percentage of loans that prepaid during the Monthly Period                                             0.84057983%
                                                                                                                 ================


                                 Page 2 (1999-C)

IX. Spread Account Information                                                              $                    %

    Beginning Balance                                                                $35,757,520.68            10.28682299%

    Deposit to the Spread Account                                                     $1,611,694.76             0.46365683%
    Spread Account Additional Deposit                                                         $0.00             0.00000000%
    Withdrawal from the Spread Account                                                  ($31,952.77)           -0.00919226%
    Disbursements of Excess                                                          ($2,792,565.82)           -0.80337310%
    Interest earnings on Spread Account                                                 $215,812.51             0.06208554%
                                                                                  ------------------        ---------------

    Ending Balance                                                                   $34,760,509.36            10.00000000%
                                                                                  ==================        ===============


    Specified Balance pursuant to Section 3.03 of the
         Spread Account Agreement among Olympic Financial Ltd.,
         Arcadia Receivables Finance Corp., Financial Security
         Assurance Inc. and Norwest Bank Minnesota, National Association             $34,760,509.36            10.00000000%
                                                                                  ==================        ===============

 X. Trigger Events

    Cumulative Loss and Default Triggers as of September 1, 1998

    -----------------------------------------------------------------------------------------------------------------------------

                               Loss                   Default                  Loss Event                  Default Event
         Month             Performance              Performance                of Default                    of Default
    -----------------------------------------------------------------------------------------------------------------------------
           3                  1.05%                    2.11%                      1.33%                         2.66%
           6                  2.11%                    4.21%                      2.66%                         5.32%
           9                  3.05%                    6.10%                      3.85%                         7.71%
          12                  3.90%                    7.79%                      4.92%                         9.84%
          15                  5.02%                   10.03%                      6.34%                        12.68%
          18                  6.04%                   12.07%                      7.63%                        15.25%
          21                  6.93%                   13.85%                      8.75%                        17.50%
          24                  7.70%                   15.40%                      9.73%                        19.45%
          27                  8.10%                   16.21%                     10.24%                        20.47%
          30                  8.43%                   16.86%                     10.65%                        21.29%
          33                  8.71%                   17.43%                     11.01%                        22.01%
          36                  8.96%                   17.92%                     11.32%                        22.63%
          39                  9.08%                   18.15%                     11.47%                        22.93%
          42                  9.17%                   18.34%                     11.58%                        23.16%
          45                  9.25%                   18.49%                     11.68%                        23.36%
          48                  9.31%                   18.62%                     11.76%                        23.52%
          51                  9.36%                   18.73%                     11.83%                        23.65%
          54                  9.41%                   18.81%                     11.88%                        23.76%
          57                  9.44%                   18.88%                     11.92%                        23.84%
          60                  9.46%                   18.93%                     11.95%                        23.91%
          63                  9.48%                   18.96%                     11.97%                        23.95%
          66                  9.49%                   18.98%                     11.99%                        23.98%
          69                  9.50%                   18.99%                     12.00%                        23.99%
          72                  9.50%                   19.00%                     12.00%                        24.00%
    -----------------------------------------------------------------------------------------------------------------------------

    Average Delinquency Ratio equal to or greater than 8.25%                                 Yes________       No___X_____

    Cumulative Default Rate (see above table)                                                Yes________       No___X_____

    Cumulative Net Loss Rate (see above table)                                               Yes________       No___X_____

    Trigger Event that occurred as of a prior Determination Date
       is Deemed Cured as of current Determination Date                                      Yes________       No___X_____

XI. Insurance Agreement Events of Default

    To the knowledge of the Servicer, an Insurance Agreement
       Event of Default has occurred                                                         Yes________       No___X_____

    To the knowledge of the Servicer, a Capture Event has occurred and be continuing         Yes________       No___X_____

    To the knowledge of the Servicer, a prior Capture Event has been cured by
       a permanent waiver                                                                    Yes________       No___X_____


IN WITNESS WHEREOF, I, Cheryl K. Debaro, a Responsible Officer of Arcadia Financial Ltd., have executed this Certificate as of the date set forth above.


                    ARCADIA  FINANCIAL  LTD.

                    By:
                           -----------------------------------

                    Name:  Cheryl K. Debaro
                           -----------------------------------
                    Title: Vice President / Securitization
                           -----------------------------------
                                 Page 3 (1999-C)